Exhibits 5.1 and 23.1


                 [WILLIAMS, MULLEN, CLARK & DOBBINS LETTERHEAD]


                                 October 2, 2001

The Board of Directors
Metro Information Services, Inc.
200 Golden Oak Court
Virginia Beach, Virginia 23452

       Re:   Metro Information Services Retirement Savings Plan and Trust
             ------------------------------------------------------------

Ladies and Gentlemen:

         This letter is delivered to you in connection with the actions taken and proposed to be taken by Metro Information Services, Inc., a Virginia corporation (the "Company"), with respect to the offer and sale from time to time pursuant to the Metro Information Services Retirement Savings Plan and Trust (the "Plan"), of 50,000 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), in accordance with the terms of the Plan. We have reviewed the Registration Statement on Form S-8 (the "Registration
Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Shares under the Securities Act of 1933, as amended.

         In this regard, we have examined such corporate proceedings, records and documents as we have deemed necessary or advisable in connection with the opinions set forth herein.

         Based upon such examination, it is our opinion that the Shares which constitute original issuance securities, when issued pursuant to the Registration Statement and the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable. The foregoing opinion is limited to the laws of the Commonwealth of Virginia, and we express no opinion as to the effect of the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm as counsel to the Company in the Registration Statement.

                                            Very truly yours,
                                            Williams, Mullen, Clark & Dobbins


                                            By:      /s/ John M. Paris, Jr.
                                               ---------------------------------
                                                     John M. Paris, Jr.